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                                                                  Exhibit 10.22

                     SOFTWARE LICENSE AND SERVICES AGREEMENT

THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (the "Agreement") is between SIEBEL SYSTEMS, INC., with its principal place of business at 1855 South Grant Street, San Mateo, CA 94402 ("Siebel"), and ("Customer"), with its principal place of business at 200 Nyala Farms Road, Westport CT 06880.

The terms of this Agreement shall apply to each Program License (as defined in Section 1.12 below) and to all Services (as defined in Section 1.13 below) provided by Siebel under this Agreement. Customer and its Affiliates may place orders under this Agreement by signing Order Form(s) as defined in Section 1.8 below. The terms and conditions set forth in this Agreement and in any Order Form shall control in the event that there are different or additional terms set forth in any other purchase order submitted by Customer or acceptance form or invoice issued by Siebel. The terms and conditions of any Order Form shall incorporate the terms and conditions of this Agreement and shall control over any conflicting terms and conditions contained in this Agreement.

1.   DEFINITIONS

1.1 "AFFILIATE(S)" shall mean (1) all business units and divisions of Customer or its parents and (2) any entity controlled by, controlling, or under common control with Customer. Such entity shall be deemed to be an "Affiliate" only so long as such control exists. Upon request, Customer agrees to confirm the Affiliate status of a particular entity.

1.2 "ANCILLARY PROGRAM(S)" shall mean the third party software delivered with the Programs as specified in one or more Order Forms or the Documentation.

1.3 "COMMENCEMENT DATE" of each Program License shall mean the date on which an Ordered Program is first delivered to Customer.

1.4 "DELIVERABLE(S)" shall mean any materials provided to Customer by Siebel in the course of performing Technical Services as set forth in EXHIBIT D or Professional Services as set forth in the appropriate Addendum.

1.5 "DOCUMENTATION" shall mean Siebel's then current on-line help, guides, and manuals published by Siebel and made generally available by Siebel for the Ordered Programs. Documentation shall include any updated Documentation that Siebel provides with Updates.

1.6 "EFFECTIVE DATE" shall mean the effective date set forth at the end of this Agreement.

1.7 "MAINTENANCE SERVICES" shall mean the services set forth in EXHIBIT B, attached hereto, as may be modified as permitted in Section 4.1.

1.8 "ORDER FORM(S)" shall mean a document by which Customer orders Program Licenses and related Services and which is executed by the parties. The initial Order Form is attached hereto as EXHIBIT A. Subsequent Order Forms shall be substantially in the form of EXHIBIT A, Each Order Form shall reference the Effective Date of this Agreement.

1.9 "ORDERED PROGRAM(S)" shall mean the object code of the software as specified in an Order Form and delivered by Siebel.

1.10 "PRE-PRODUCTION PROGRAM(S)" shall mean a software program which is (i) not generally licensed for commercial use by Siebel, (ii) not listed as generally available in Siebel's marketing literature, or (iii) designated by Siebel as an "Alpha," "Beta," or "Pre-Production" program or release. Pre-Production Programs shall not include the Ordered Programs. Siebel shall notify Customer in writing that a particular software program is a Pre-Production Program.

1.11 "PROGRAM(S)" shall mean (i) the Ordered Programs, and (ii) Updates. Programs shall not include Ancillary Programs.

1.12 "PROGRAM LICENSE(S)" shall mean each license granted to Customer for a User to use a Program.

1.13 "SERVICES" shall mean all services provided by Siebel under this Agreement, including Maintenance Services.

1.14 "SUPPORTED PLATFORM" shall mean the hardware and software platforms (e.g., database server systems, application server systems, and client systems) that are supported by Siebel as expressly set forth in the Documentation.

1.15 "TRAINING MATERIALS" shall mean any training materials provided in connection with any training courses ordered by Customer and delivered by Siebel as set forth in this Agreement.

1.16 "UPDATE(S)" shall mean (a) subsequent releases of the Programs that (i) add new features, functionality, and/or improved performance, (ii) operate on new or other databases, operating systems, or client or server platforms, or (iii) add new foreign language capabilities; (b) bug or Error fixes, patches, Workarounds, and maintenance releases; (c) new point releases, including those denoted by a change to the right of the first decimal point (e.g., v3.0 to 3.1), and (d) new major version releases, regardless of the version name or number, but including those denoted by (i) a change to the left of the first decimal point (e.g., v5.0 to 6.0) and/or (ii) the addition of a date designation or a change in an existing date designation (e.g., v1999 to 2000); provided, however that Updates shall not include new or separate products which Siebel offers only for an additional fee to its customers generally, including those customers purchasing Maintenance Services.

1.17 "USER(S)" shall mean the named or specified (by password or other user identification) individuals authorized by Customer to use Programs, regardless of whether the individual is actively using the Programs at any given time. Customer may replace authorized Users as necessary to reflect personnel changes provided that the number of individuals authorized to use the Programs does not exceed the maximum number of authorized Users at any time. The maximum number of Users that may use or access the Programs is specified in the Order Form. Users may include the employees of Customer or third parties; PROVIDED that such third party is limited to use of the Programs (i) only as configured and deployed by Customer, and (ii) solely in connection with Customer's business operations as conducted by or through such third party, including but not limited to the installation, administration or implementation of the Programs for Customer. Customer agrees that it is responsible for ensuring that any usage by its employees and any such third parties is in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, Users shall exclude any individuals employed by, or acting on behalf or under the direction or control of, a direct competitor of Siebel. Upon Customer's request, Siebel shall confirm whether any particular entity is a direct competitor of Siebel.

2.   PROGRAM LICENSE

2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Siebel grants Customer the following worldwide, nonexclusive, perpetual rights, solely for its own internal business operations:

     A. TO USE. (i) to use the Programs and Ancillary Programs subject to all of the terms of this Agreement; (ii) to use the Documentation solely for purposes of supporting Customer's use of the Programs; (iii) to use the technical Training Materials solely for purposes of supporting Users who attend Siebel training courses; (iv) to use the Programs that are development tools (i.e., the Siebel Tools Programs) solely in accordance with the Documentation to create Customer-specific objects for use with the Programs; (v) to use the Deliverables solely for purposes of installing or operating the Programs; and (vi) to install, integrate, and implement the Programs and Ancillary Programs or to have third parties (e.g., system integrators) do so for the Customer;

     B. TO COPY. (i) to copy the Programs that operate on server systems as reasonably necessary to support the maximum number of named Users; (ii) to copy the Programs and Ancillary Programs that operate on the personal computers of Users up to the maximum number of named Users, provided that Customer may make one additional copy of each such Program for use on one personal computer, per named User, so long as such User operates only one copy of such Program at any given time; (iii) to make a reasonable number of additional copies of the Programs and Ancillary Programs solely for archival, emergency back-up, testing, or disaster recovery purposes; and (iv) to copy the Documentation as reasonably necessary to support its Users.

2.2 LICENSE RESTRICTIONS. The rights granted in Section 2.1 are subject to the following restrictions: (i) Customer may use the Ancillary Programs only in combination with the Programs and solely for purposes of installing and/or operating the Programs; Customer may not use the Ancillary Programs as stand-alone applications; (ii) Customer may not reverse engineer, disassemble, decompile, or otherwise attempt to derive the source code of the Programs or Ancillary Programs; provided that, if required under applicable law, upon Customer's request, Siebel shall provide information necessary for Customer to achieve interoperability between the Programs and other software for a nominal

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administrative charge; (iii) Customer may not sublicense or use the Programs or
Ancillary Programs for commercial time-sharing, rental, or service bureau use, or to train persons other than named Users, unless previously agreed to in writing by Siebel; (iv) Customer shall not use the programs that are development tools for general application development purposes; and (v) with regard to any and all copies of the Programs, Ancillary Programs, and Documentation, Customer shall only make exact copies of the versions as originally delivered by Siebel, Customer shall ensure that each copy contains all titles, trademarks, and copyright and restricted rights notices as in the original, and all such copies shall be subject to the terms and conditions of this Agreement.

2.3 RETENTION OF RIGHTS. Siebel reserves all rights not expressly granted to Customer in this Agreement. Without limiting the generality of the foregoing, Customer acknowledges and agrees that: (i) except as specifically set forth in this Agreement, Siebel and its suppliers retain all rights, title and interest in and to the Programs, Ancillary Programs, Documentation, Deliverables, and Training Materials and Customer acknowledges and agrees that it does not acquire any rights, express or implied in or to the Programs, Ancillary Programs, Documentation, Deliverables, and Training Materials except as specifically set forth in this Agreement; (ii) any configuration or deployment of the Programs shall not affect or diminish Siebel's rights, title, and interest in and to the Programs; and (iii) if Customer suggests to Siebel any new features, functionality, or performance that Customer believes would improve the then currently offered Programs that Siebel subsequently incorporates into the Programs, Customer hereby grants Siebel a worldwide, non-exclusive, royalty-free, perpetual right and license to use and incorporate such suggestions into the Programs. Customer acknowledges that the Programs incorporating such new features, functionality, or performance shall be the sole and exclusive property of Siebel and all such suggestions shall be free from any confidentiality restrictions that might otherwise be imposed upon Siebel pursuant to Section 9.1, provided, however that Customer agrees not to make suggestions to Siebel regarding new features, functionality or performance that it believes represents Customer's confidential or proprietary information without, first notifying Siebel that such information: (i) is to be treated as Customer's confidential or proprietary information, and (ii) may only be evaluated by Siebel for possible use in connection with the Programs pursuant to a separate written evaluation and non-disclosure agreement. In the event Customer uses the Siebel Tools to independently develop customized object definitions contained in the Siebel object repository ("Customer's Custom Object Definitions"), Customer's Custom Object Definitions shall be Customer's exclusive property except to the extent that Customer's Custom Object Definitions incorporate Siebel's intellectual property rights in the Programs and provided Customer's Custom Object Definitions are used by Customer solely in conjunction with the Programs.

2.4 ASSIGNMENT. Neither this Agreement nor any rights granted hereunder may be sold, leased, assigned, or otherwise transferred, in whole or in part, by either party, and any such attempted assignment shall be void and of no effect without the advance written consent of the other party, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required if (i) either party assigns this Agreement to an Affiliate or in connection with a merger, acquisition, or sale of all or substantially all of its assets, unless the Affiliate or surviving entity is a direct competitor of the other party, or (ii) Siebel assigns its right to receive and collect payments hereunder. Customer may (i) transfer any Program License to any other Affiliate in accordance with this Section 2.4 without requirement of any relocation, transfer or assignment fee or consent by Siebel; and (ii) transfer any Programs to any other client computer which is then part of a Supported Platform without any requirement of any relocation, transfer or assignment fee or consent by or notice to Siebel. In addition, Customer may transfer all of its rights and obligations hereunder to an independent subsidiary in connection with the sale of such subsidiary provided that (i) the Programs continue to be used only for such subsidiary's internal business operations and (ii) such independent subsidiary does not include that portion of a business of a third party that is a direct competitor of Siebel or owned or controlled by a company that includes that portion of a business of a third party that is a direct competitor of Siebel, provided that that in the event Customer enters into a merger or acquisition with a direct competitor of Siebel, Customer may have a sixty (60) day transition period to return or destroy the Programs provided that: (i) Customer provides Siebel with adequate assurances that Customer will not provide access to the Programs to anyone in the direct competitor's organization, except the direct competitor's Information Technology(IT) (or other similar department), or its facilities or property management group who has access to the Programs solely for purposes of the transition, and (i) Customer provides Siebel with adequate assurances that all of Siebel's trade secrets, confidential information, and intellectual property rights in the Programs will be fully observed and protected by such employees in the transition period. If Siebel does not believe it has received such adequate assurances, Siebel will immediately notify Customer and identify any deficiencies in such notification and Customer and Siebel agree to use their collective best efforts on a first priority basis to resolve such deficiencies with such competitor and its employees. Siebel agrees to permit such transition period provided Siebel receives adequate assurances as described in this paragraph.

Customer agrees that if it fails to use the Programs materially in accordance with all of the terms and conditions of this section, Siebel shall have the right to terminate the transition period immediately.

2.5 VERIFICATION. At Siebel's written request, but not more frequently than annually, Customer shall furnish Siebel with a document signed by Customer's authorized representative listing (i) the number of Users by country, and (ii) the locations and types of the systems on which it operates or has installed the Siebel Programs. Customer is responsible for implementing reasonable means to monitor its compliance with the terms of this Agreement, provided that Siebel shall provide all necessary cooperation to assist Customer in collecting User information, which cooperation shall include but not be limited to the provision of copies of all Order Forms received by Siebel under this Agreement. Siebel reserves the right to audit Customer's use of the Programs no more than once annually at Siebel's expense. Siebel shall schedule any audit at least thirty
(30) days in advance and shall make commercially reasonable efforts to use a nationally recognized firm for such audit. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If such audit reveals that Customer has underpaid fees to Siebel, Customer shall promptly pay to Siebel such fees at the prices previously agreed to for such Programs.

3.   SOURCE CODE ESCROW

Customer shall have the right to become a beneficiary to the Master Preferred Escrow Agreement between Siebel and Data Securities International, Inc., a copy of which will be provided to Customer upon request and which will be incorporated by reference into this Agreement when Customer executes an Acceptance Form pursuant to the Master Preferred Escrow Agreement.

4.   SERVICES

4.1 MAINTENANCE SERVICES FOR PROGRAMS. Customer agrees to purchase Maintenance Services for the period specified in the applicable Order Form for each Program licensed pursuant to this Agreement. Siebel reserves the right to alter its standard Maintenance Services policy from time to time using reasonable discretion but in no event shall such alterations result in diminished support from the level of support set forth in EXHIBIT B, or result in diminished obligations regarding the provision of Updates. Customer may terminate Maintenance Services for convenience at any time by notifying Siebel in writing no later than sixty (60) days in advance of cancellation. Siebel shall provide Customer with sixty (60) days prior written notice of any material changes to the level of Maintenance Services set forth in EXHIBIT B. Siebel shall make its then-standard Maintenance Services available to Customer for as long as Siebel offers such Maintenance Services to its customers generally.

4.2 TRAINING SERVICES. Siebel will provide Services (other than Maintenance Services, which shall be provided as set forth in Section 4.1 above), subject to availability, in accordance with Siebel's Training Services schedule in effect at the time such training is ordered. A copy of Siebel's current Training Services schedule is available upon request

4.3 USE OF THIRD PARTIES TO PURCHASE SERVICES. Customer may authorize third parties to purchase Services from Siebel on its behalf provided that all such Services are provided under the terms of this Agreement.

5.   TERM AND TERMINATION

5.1 TERM. Each Program License granted under this Agreement shall commence on the applicable Commencement Date and shall remain in effect perpetually unless such Program License or this Agreement is terminated as provided in Section 5.2 or 5.3.

5.2 TERMINATION BY CUSTOMER FOR CONVENIENCE. Customer may terminate any Program License at any time upon written notice to Siebel.

5.3 TERMINATION BY EITHER PARTY FOR MATERIAL BREACH. Either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice specifying the breach in detail; PROVIDED, HOWEVER, that Customer may terminate Maintenance Services only (a) for convenience, as provided in Section 4.1, or (b) if Siebel materially breaches the provisions of EXHIBIT B and fails to cure, or to begin in good faith to cure, the breach within sixty (60) days following written notice from Customer specifying the breach in detail. In the event of termination of Maintenance Services, Customer shall be liable only for payment for Maintenance Services through the

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termination date and shall receive a pro-rata refund of any unused prepaid fees.

5.4 EFFECT OF TERMINATION. Termination of this Agreement or any Program License shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer of its obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.2, 2.3, 5, 6.1, 7, 8 and 9 shall survive termination of this Agreement.

5.5 HANDLING OF PROGRAMS AND CONFIDENTIAL INFORMATION UPON TERMINATION. If a Program License granted under this Agreement terminates, Customer shall (i) cease using the applicable Programs, Documentation, and related Confidential Information of Siebel, and (ii) certify to Siebel within thirty (30) days after termination that Customer has destroyed, or has returned to Siebel, the Programs, Documentation, related Confidential Information of Siebel, and all copies thereof, whether or not modified or merged into other materials. Upon termination of this Agreement, each party shall certify to the other party within thirty (30) days of termination that it has destroyed or returned to the other party all Confidential Information of the other party, and all copies thereof, whether or not modified or merged into other materials. Provided that
(i) Customer has used commercially reasonable efforts to destroy or return all materials as required in this Section 5.6 and (ii) Customer has no intent to retain such materials, if Customer discovers inadvertently retained materials it shall not be considered in breach of this Section 5.6 provided that Customer destroys or returns such materials immediately after discovering them.

6.   WARRANTIES AND REMEDIES

6.1 INTELLECTUAL PROPERTY INFRINGEMENT. If a third party makes a claim against Customer and its directors and officers who are using or have used the Programs in accordance with this Agreement or who are named in furtherance of their duties to Customer that the Programs directly infringe patent issued as of the Effective Date or any copyright, trade secret or trademark ("IP Claim"); Siebel will defend Customer against the IP Claim and pay all costs, damages and expenses (including reasonable legal fees) finally awarded against Customer by a court of competent jurisdiction or agreed to in a written settlement agreement signed by Siebel arising out of such IP Claim; PROVIDED THAT: (i) Customer promptly notifies Siebel in writing no later than sixty (60) days after Customer's receipt of notification of a potential claim; (ii) Siebel may assume sole control of the defense of such claim and all related settlement negotiations; and (iii) Customer provides Siebel, at Siebel's request and expense, with the assistance, information and authority necessary to perform Siebel's obligations under this Section. Notwithstanding the foregoing, Siebel shall have no liability for any claim of infringement based on (a) the use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs, which Siebel provided to Customer, (b) the modification of a Program, or (c) the use of the Programs other than in accordance with the Documentation and this Agreement.

If, due to an IP Claim or the threat of an IP Claim, (i) the Programs are held by a court of competent jurisdiction, or in Siebel's reasonable judgment may be held to infringe by such a court, or (ii) Customer receives a valid court order enjoining Customer from using the Programs, or in Siebel's reasonable judgment Customer may receive such an order, Siebel shall in its reasonable judgment, and at its expense, (a) replace or modify the Programs to be non-infringing, provided that the replacement Programs contain substantially similar functionality; (b) obtain for Customer a license to continue using the Programs; or (c) if non-infringing Programs or a license to use cannot be obtained, Siebel may terminate the Program License for the infringing Programs and refund the license fees paid for those Programs and fees for any Services that directly relate to such Programs upon return of the Programs by Customer. This Section
6.1 states Siebel's entire liability and Customer's exclusive remedy for any claim of infringement.

6.2  LIMITED WARRANTIES AND DISCLAIMERS

     A. PROGRAM WARRANTY. Siebel warrants for one (1) year from the Commencement Date that each Program for which Customer has a Program License will perform in all material respects the functions described in the Documentation when operated on a Supported Platform.

     B. MEDIA WARRANTY. Siebel warrants for ninety (90) days from the Commencement Date that the tapes, diskettes or other media upon which Siebel delivers Programs to Customer will be free of defects in materials and workmanship under normal use.

     C. SERVICES WARRANTY. Siebel warrants for ninety (90) days from the performance of any Services by Siebel pursuant to this Agreement, including Maintenance Services, that such Services shall be performed in a manner consistent with generally accepted industry standards.

     D. ANTI-VIRUS AND DISABLING CODE WARRANTY. Siebel warrants that to it shall use reasonable technical means to detect computer viruses. Siebel further warrants that the Programs as delivered by Siebel do not contain any virus or computer software code, routines or devices (other than as set forth in the Documentation) designed to disable, damage, impair, erase, deactivate, or electronically repossess the Programs or other software or data.

     E. YEAR 2000 WARRANTY. Siebel warrants that the Programs, as provided by Siebel, are capable of processing, recording, storing and presenting data containing four-digit years after December 31, 1999 in substantially the same manner and with substantially the same functionality as before January 1, 2000. Siebel assumes no responsibilities or obligations to cause third-party products or services to function with the Programs. Siebel will not be in breach of this warranty for any failure of the Programs to correctly create or process date-related data if such failure results in any way from, or is any way attributable to the inability of any software, hardware, or systems of Customer or any third party (including any underlying database engines, operating systems, and related drivers) either to correctly create or process date-related data or to create or process such date-related data in a manner consistent with the method in which the Programs create or process date-related data Customer must notify Siebel of any breach of this warranty before January 1, 2001.

     F. DOCUMENTATION WARRANTY. Siebel warrants that the Documentation is fit for the purposes reasonably required by a person with adequate knowledge, training and experience to operate the Programs.

     G. ANCILLARY PROGRAM WARRANTIES. Customer shall have the benefit of any third party warranties, service agreements and infringement indemnities available to end users of the Ancillary Programs; provided, however, that Customer's sole remedy for breach of any such warranty, indemnification, service agreement, or other rights shall be against the third party offering such rights and not against Siebel. In the event that an Ancillary Program causes the Programs to fail to perform in all material respects the functions described in the Documentation when operated on a Supported Platform, Siebel will use commercially reasonable efforts to provide Customer with a workaround or fix pursuant to EXHIBIT B where such workaround or fix may include, at Siebel's option, replacing the Ancillary Program with a replacement Ancillary Program having substantially equivalent functionality at no additional charge.

     H. DISCLAIMERS. Siebel does not warrant that (i) the Programs will meet Customer's requirements, (ii) the Programs will operate in combinations with other hardware, software, systems or data not provided by Siebel (except as expressly specified in writing by Siebel in the Documentation) which Customer may select for use, (iii) the operation of the Programs will be uninterrupted or error-free, or (iv) all Program errors will be corrected; provided, however, that if Customer is current on Maintenance Services fees, Siebel shall be obligated to provide Maintenance Services. Notwithstanding any provision to the contrary, Pre-Production Programs, Deliverables, Training Materials, and Customer's license under Section 2.3 are distributed "AS IS" and Customer acknowledges that Pre-Production Programs are not suitable for general use. Siebel shall have no Year 2000-related liabilities for any products or Services except as expressly stated in this Agreement. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, AND QUALITY OF SERVICE.

6.3 EXCLUSIVE REMEDIES. Customer must report in writing any breach of the warranties contained in Sections 6.2A, 6.2B, 6.2C, 6.2D, and 6.2E to Siebel during the relevant warranty period, and Customer's exclusive remedy and Siebel's entire liability for any breach of such warranties shall be as set forth below:

     A. PROGRAM WARRANTY. To use its commercially reasonable efforts to correct or provide a workaround for reproducible Program errors that cause a breach of this warranty, or if Siebel is unable to make the Program operate as warranted within a reasonable time considering the severity of the error and its impact on the Customer, Customer shall be entitled to return the Program to Siebel and recover the fees paid to Siebel for the Program License and any Services that directly relate to the Program License.

     B.  MEDIA WARRANTY.  The replacement of the defective media.

     C. SERVICES WARRANTY. The reperformance of the Services, or if Siebel is unable to perform the Services as warranted, Customer shall be entitled to recover the fees paid to Siebel for the nonconforming services.

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     D. ANTI-VIRUS WARRANTY. The immediate replacement of all copies of the affected Programs in the possession of Customer with copies that do not contain such virus or disabling code. If Siebel breaches the warranty contained in
Section 6.2D, Customer shall additionally have the right to its proven direct damages, subject to the limitation of liability set forth in Section 7.

     E. YEAR 2000 WARRANTY. To use its commercially reasonable efforts to correct or provide a workaround for reproducible Program errors that cause breach of this warranty, or if Siebel is unable to make the Program operate as warranted within a reasonable time considering the severity of the error and its impact on the Customer, Customer shall be entitled to return the Program to Siebel and recover the fees paid to Siebel for the Program License and any Services that directly relate to the Program License. In the event that an Ancillary Program or other third party product is not Year 2000 compliant, Siebel shall use commercially reasonable efforts to provide Customer with relevant information regarding such product or the vendor of such product; provided, however, that Customer's sole remedy for any failure of any Ancillary Programs or other third party products to be Year 2000 compliant shall be against the third party vendor of such products and not against Siebel.

     F. DOCUMENTATION WARRANTY. Siebel shall use commercially reasonable efforts to revise the Documentation to correct deficiencies that cause a breach of this warranty.

     G. ANCILLARY PROGRAM WARRANTIES. For a breach of the warranty contained in the first sentence of Section 6.2G, Siebel shall, at its option, use commercially reasonable efforts to (i) obtain for Customer a license to continue using the Ancillary Programs, or (ii) replace the Ancillary Program with a replacement Ancillary Program having substantially equivalent functionality at no additional charge.

6.4 GENERAL INDEMNITY. Each party (an "Indemnitor") shall defend and indemnify the other party and its employees, officers, directors and agents (the "Indemnitee") against all damages for bodily injury, death, or damage to real or tangible personal property proximately caused by the Indemnitor in the course of performing this Agreement; provided that (i) the Indemnitor receives prompt written notice of the claim from the Indemnitee under this Section, (ii) the Indemnitor has the right to control the defense of such claim and any related settlement negotiations, and (iii) the Indemnitee provides to the Indemnitor, at the Indemnitor's request and expense, with the assistance, information and authority necessary to perform the Indemnitor's obligations under this Section.

7.   LIMITATION OF LIABILITY

IN NO EVENT SHALL SIEBEL, ITS SUPPLIERS, OR CUSTOMER BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, except that in the event Customer makes unauthorized copies of the Programs, Siebel shall be entitled to recover the full amount of any license fees that would relate to such copies. Except for Siebel's liability for IP Claims under Section 6.1, its obligations under Section 6.4, or for any breach of its obligations under Section 9.1, the aggregate and cumulative liability of Siebel and its suppliers for direct and proven damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement, and if such damages relate to particular Program(s) or services, such liability shall be limited to fees paid for the relevant Program(s) or services giving rise to the liability. Except for its obligations under Section 6.4, or any breach of its obligations under Sections 2.1, 2.2, 8 and 9.1, Customer's aggregate and cumulative liability for damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement.

8.   PAYMENT PROVISIONS

8.1 INVOICES. All payments hereunder shall be payable within thirty (30) days of Customer's receipt of Siebel's invoice unless otherwise set forth on the Order Form. Siebel will invoice Customer for Services after delivery thereof to Customer unless otherwise set forth on the Order Form.

8.2 LICENSE FEES. In consideration of the license granted herein, Customer agrees to make the license fee payments set forth in Order Forms which payments shall be nonrefundable and irrevocable except as otherwise provided in Sections 6.1, 6.3A, and 6.3E of this Agreement. Concurrently with the execution of this Agreement, Customer shall place a binding initial order for Programs using the Order Form attached hereto as EXHIBIT A.

8.3 SERVICES FEES. Fees for Services shall be payable as set forth in the Order Form.

8.4 OTHER FEES. All other applicable fees, if any, shall be payable thirty (30) days from the date of Siebel's invoice.

8.5 TAXES. The fees specified in this Agreement do not include taxes, duties or fees; if Siebel is required to pay (i) sales, use, property, value-added, withholding or other taxes, (ii) any customs or other duties, or (iii) any import, warehouse or other fees, associated with the importation or delivery based on the Program Licenses granted or Services provided in this Agreement or on Customer's use of Programs or Services, then such taxes, duties or fees shall be billed to and paid by Customer. If Customer is permitted to declare any such taxes, Customer shall declare and pay such taxes and Siebel shall not be required to invoice Customer. This Section shall not apply to taxes based on Siebel's income or payroll taxes.

9.   GENERAL TERMS

9.1 NONDISCLOSURE. Each party may have access to information that is confidential to the other party ("Confidential Information"). Siebel's Confidential Information shall include, but not be limited to, the Programs, Ancillary Programs. Documentation, formulas, methods, know how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, the terms and pricing under this Agreement, and all information clearly identified in writing at the time of disclosure as confidential. Customer's Confidential Information shall include, but not be limited to, its software programs, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, and all information clearly identified in writing at the time of disclosure as confidential. Confidential Information includes all information received from third parties that either party is obligated to treat as confidential and oral information that is identified by either party as confidential.

A party's Confidential Information shall not include information that (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party without use of or reference to the other party's Confidential Information. In addition, this Section 9.1 will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required to by law or valid order of a court or other governmental authority; PROVIDED, HOWEVER, that the responding party shall first have given notice to the other party and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued.

The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party (except third parties who are Users as defined hereunder) or to use each other's Confidential Information for any purpose other than in the performance of this Agreement. Customer shall not disclose the results of any performance tests of the Programs to any third party without Siebel's prior written approval. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in breach of this Agreement. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of three (3) years thereafter; provided, however, that with respect to source code, the Siebel Data Model Reference Manual, the Siebel Data Mart Data Model Reference, and other highly sensitive confidential information clearly identified as such at the time of disclosure by either party, the nondisclosure obligations set forth herein shall continue indefinitely. Each party's additional obligations regarding the Siebel Data Model Reference Manual and the Siebel Data Mart Data Model Reference are set forth in the text of the Siebel Data Model Reference Manual and the Siebel Data Mart Data Model. Each party acknowledges and agrees that, due to the unique nature of Confidential Information, there can be no adequate remedy at law for breach of this Section 9.1 and that such breach would cause irreparable harm to the non-breaching party; therefore, the non-breaching party shall be entitled to seek immediate injunctive relief, in addition to whatever remedies it might have at law or under this Agreement.

This Section 9.1 constitutes the entire understanding of the parties and supersedes all prior or contemporaneous agreements, representations or negotiations, whether oral or written, with respect to Confidential Information disclosed in connection with this Agreement, except as otherwise agreed to in writing by Siebel and Customer.

9.2 GOVERNING LAW. This Agreement and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, excluding its conflict of law provisions. The parties agree that the United

Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

9.3 NOTICES. All notices required to be sent hereunder shall be in writing and shall be deemed to have been given upon (i) the date sent by confirmed facsimile, (ii) on the date it was delivered by courier, or (iii) if by certified mail return receipt requested, on the date received, to the addresses set forth above and to the attention of the signatories of this Agreement and the relevant Order Form, or to such other address or individual as the parties may specify from time to time by written notice to the other party.

9.4 INJUNCTIVE RELIEF. Each party acknowledges and agrees that in the event of a material breach of this Agreement, including but not limited to a breach of
Section 2 or Section 9.1 of this Agreement, the non-breaching party shall be entitled to seek immediate injunctive relief, in addition to whatever remedies it might have at law or under this Agreement.

9.5 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

9.6 WAIVER. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Siebel's proprietary rights in the Programs or Documentation, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

9.7 FORCE MAJEURE: In the event circumstances beyond a party's reasonable control prevent a party from performing its obligations under the Agreement, the performance of such obligation(s) shall be suspended to the extent as is reasonable under the circumstances; provided, however, that during the suspension the affected party shall use its commercially reasonable efforts to resume its performance under the Agreement; and provided, further, however, that if the affected party's performance is suspended for a period of greater than sixty (60) days, the unaffected party shall have the option to terminate the Agreement upon written notice thereof to the other party. Termination hereunder will not affect Customer's obligation to make payments for Programs and services furnished prior to such termination.

9.8 SUCCESSORS AND ASSIGNS: All provisions of the Agreement and this Addendum shall be binding upon, inure to the benefit of and be enforceable by and against the respective successors and permitted assigns of Siebel and Customer.

9.9 DELIVERY. All materials provided by Siebel hereunder shall be delivered to Customer on a F.O.B. Siebel's San Mateo or Emeryville facility basis for destinations within the United States, or on a FCA (Incoterms 1990) Siebel's San Mateo or Emeryville facility basis for destinations outside the United States; at which point title to the carrier media and risk of loss or damage to the materials shall be transferred from Siebel to Customer. If any materials are lost or damaged while in transit to Customer, Siebel shall send duplicate materials to Customer at no additional charge. Nothing in this Section shall be deemed to transfer title to, or provide Customer with any rights in, the Programs, Deliverables or Documentation, except as specifically provided in this Agreement.

9.10 EXPORT CONTROLS. Customer agrees to comply fully with all relevant export laws and regulations of the United States, including but not limited to the U.S. Export Administration Regulations (collectively, "U.S. Export Controls"). Without limiting the generality of the foregoing, Customer expressly agrees that it shall not, and shall cause its representatives to agree not to, export, directly or indirectly, re-export, divert, or transfer the Programs, Documentation or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Controls.

9.11 RESTRICTED RIGHTS NOTICE.

9.12 RELATIONSHIP BETWEEN THE PARTIES. Siebel is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

9.13 ENTIRE AGREEMENT. This Agreement, together with the attached exhibits, which are incorporated by reference, constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement and such exhibits. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party. No other act, document, usage or custom shall be deemed to amend or modify this Agreement.

9.14 COUNTERPARTS AND EXCHANGES BY FAX. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Agreement.

The Effective Date of this Agreement shall be __________________.

EXECUTED BY: IMS HEALTH STRATEGIC TECHNOLOGIES, INC.

Signature:  ____________________________________________________________

Name:       ____________________________________________________________

Title:      ____________________________________________________________

Date:       ____________________________________________________________


EXECUTED BY: SIEBEL SYSTEMS, INC.

Signature:  ____________________________________________________________

Name:       ____________________________________________________________

Title:      ____________________________________________________________

Date:       ____________________________________________________________

                                    EXHIBIT A

                                   ORDER FORM

This Order Form hereby incorporates the terms of the Agreement. To the extent that the terms of the Agreement between the parties are in conflict with the terms and conditions of this Order Form, the terms and conditions of this Order Form shall control. Where applicable, the defined terms in the Agreement shall have the same meaning in this Order Form. All monetary denominations shall be in United States dollars.


CUSTOMER NAME:   IMS HEALTH STRATEGIC TECHNOLOGIES, INC.
              -----------------------------------------------------------------
Effective Date of Software License and Services Agreement: ____________________

Number of Server Systems:                                      ONE (1)
                                                           --------------------
Version of the Ordered Programs:                               SIEBEL 99.5
                                                           --------------------
Relational Database Management System:                         ORACLE (V.8.0.5)
                                                           --------------------


PROGRAMS:
--------------------------------------------------------- -------------------------------- -----------------------------
                           PROGRAMS LICENSED                   NUMBER OF NAMED USERS           PRICE PER NAMED USER
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Sales Enterprise (Base Application)                              500                          $742.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Encyclopedia                                                     500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Office                                                           500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Calendar                                                         500                           $55.00
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Reports                                                          500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Executive Information System (EIS)                               500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Remote                                                           500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Anywhere                                                         500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Workflow Manager                                                 500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Assignment Manager                                               500                          $137.50
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel Tools                                                            80                           $13,750
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel BusObject Designer                                         80                  Included with Siebel Tools
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Application Upgrader                                       80                  Included with Siebel Tools
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel VB                                                         80                  Included with Siebel Tools
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel BusObject Interfaces                                       80                  Included with Siebel Tools
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Database Extension Designer                                80                  Included with Siebel Tools
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Report Designer                                            80                  Included with Siebel Tools
--------------------------------------------------------- -------------------------------- -----------------------------
Siebel System Software                                                  500                          $275.00
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Administration Manager                                     500                Included with System Software
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Marketing Manager                                          500                Included with System Software
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Enterprise Integration Manager                             500                Included with System Software
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Remote Server                                              500                Included with System Software
--------------------------------------------------------- -------------------------------- -----------------------------
      Siebel Server Manager                                             500                Included with System Software
--------------------------------------------------------- -------------------------------- -----------------------------



ANCILLARY PROGRAMS(1):
----------------------------------------------------------------------------------------- ------------------------
                                                   PRODUCT                                        VERSION
----------------------------------------------------------------------------------------- ------------------------
Sybase SQL Anywhere                                                                       V5.x
----------------------------------------------------------------------------------------- ------------------------
Adobe Acrobat Reader                                                                      v3.x
----------------------------------------------------------------------------------------- ------------------------
Intersolv DataDirect Closed ODBC Driver (for Oracle RDBMS only)(2)                        v3.x
----------------------------------------------------------------------------------------- ------------------------
MS ODBC Drivers                                                                           v3.x
----------------------------------------------------------------------------------------- ------------------------


(1) The Ancillary Programs and any related requirements are subject to change as specified by Siebel in its discretion on thirty (30) days prior written notice to Customer.
(2) Siebel provides Customer the following copies of the Intersolv DataDirect Closed ODBC Driver at no additional charge: four (4) copies for use on up to four (4) application servers containing one or more of the Programs plus one (1) additional copy is provided for each licensed User of the Siebel Tools Program. Additional copies may be licensed from Siebel for an additional license fee.

--------------------------------------------------------------------------------
TOTAL PROGRAM LICENSE FEES FOR THE PROGRAMS LICENSED HEREUNDER, $ 2,186,250 DUE AND PAYABLE THIRTY (30) DAYS FROM DELIVERY OF PROGRAMS
--------------------------------------------------------------------------------

MAINTENANCE SERVICES:

Customer hereby purchases /X/ Standard Level / / Gold Level / / Platinum Level
/ / Maintenance Services for the Program Licenses purchased pursuant to this Agreement, for one (1) year period commencing on the applicable Commencement Date. Thereafter, Maintenance Services shall renew on an annual basis, subject to Customer's payment of Siebel's invoice for the applicable Maintenance Services fees. The annual fee for such Maintenance Services shall be /X/ fifteen percent (15%) / / twenty-two percent (22%) / / twenty-seven percent (27%) of the of the Total Program License Fees; provided, however, that Siebel may increase such fee, to be effective at the commencement of any future annual period, provided that (i) Siebel notifies Customer, in writing, of such fee increase at least thirty (30) days prior to the end of the previous annual period, and (ii) such increased fee shall not exceed Siebel's then current published maintenance fee for the same service offering level. Fees for Maintenance Services shall be payable annually, in advance, with the first payment due as set forth below and the payment every year thereafter due in advance.

--------------------------------------------------------------------------------
TOTAL FEES FOR FIRST YEAR'S MAINTENANCE SERVICES DUE AND PAYABLE        $327,937
WITHIN THIRTY (30) DAYS FROM THE DELIVERY OF THE PROGRAMS
LICENSED HEREUNDER
--------------------------------------------------------------------------------

TOTAL:

--------------------------------------------------------------------------------
TOTAL PROGRAM LICENSE FEES AND FIRST YEAR'S MAINTENANCE SERVICES      $2,514,187
FEES
--------------------------------------------------------------------------------

ORDER ACCEPTED AND ACKNOWLEDGED:

IMS HEALTH STRATEGIC TECHNOLOGIES, INC.    SIEBEL SYSTEMS, INC.



Signature:____________________________     Signature:___________________________

Name:_________________________________     Name:________________________________

Title:________________________________     Title:_______________________________

Date:_________________________________     Date:________________________________

                                    EXHIBIT B

                           MAINTENANCE SERVICES POLICY

At any given time, provided that Customer has paid the applicable Maintenance Services fees, Siebel shall provide support for (a) the then current version of the Programs enumerated in Order Forms executed pursuant to an applicable Software License and Services Agreement, and (b) the immediately preceding version of such Programs, but only for a period of twelve (12) months following the release of the then current version that is made generally available, provided that all such Programs are then generally available from Siebel and are operated on a Supported Platform. Such Programs are referred to in this Policy as the "Supported Programs."


1.   MAINTENANCE
Maintenance covers Supported Programs during both implementation and production use of such Programs. Siebel will use reasonable commercial efforts to cure, as described below, reported and verifiable errors in Supported Programs so that such Programs perform in all material respects the functions described in the associated Documentation. Siebel recognizes four severity levels of Supported Program errors or issues:

     SEVERITY 1 - CRITICAL BUSINESS IMPACT. Customer's production use of the Supported Programs is stopped or so severely impacted that the Customer cannot reasonably continue work. Siebel will begin work on the Supported Program error within one hour of notification during Technical Support's normal business hours and will engage development staff until an acceptable workaround is achieved.

     SEVERITY 2 - SIGNIFICANT BUSINESS IMPACT. Important Supported Program features are unavailable with no acceptable workaround. Customer's implementation or production use of the Supported Programs is continuing but not stopped; however, there is a serious impact on the Customer's productivity and/or service levels. Siebel will begin work on the Supported Program error within two hours of notification during Technical Support's normal business hours and will engage development staff until an acceptable workaround is achieved.

     SEVERITY 3 - SOME BUSINESS IMPACT. Important Supported Program features are unavailable but a workaround is available, or less significant Supported Program features are unavailable with no reasonable workaround. Customer's work, regardless of the environment or product usage, has minor loss of operational functionality or implementation resources. Siebel will provide initial response regarding the requested information or documentation clarification within twenty-four (24) hours of notification during Technical Support's normal business hours and will consider a workaround, if appropriate, and Supported Program enhancements for inclusion in a subsequent Update.

     SEVERITY 4 - MINIMAL BUSINESS IMPACT. Customer requests information, an enhancement, or documentation clarification regarding the Supported Programs but there is no impact on the operation of the Supported Programs. Customer's implementation or production use of the Supported Programs is continuing and there is no work being impeded at the time. Siebel will provide initial response regarding the requested information or documentation clarification within forty-eight (48) hours of notification during Technical Support's normal business hours and will consider Program enhancements for inclusion in a subsequent Supported Program Update.

Siebel will provide Customer with a single copy of the fix or workaround on suitable media. Customer will distribute the fix or workaround to Supported Programs as necessary.

2. UPDATES

Siebel shall, from time to time, in its sole discretion, make Updates to Supported Programs available to Customer at no additional charge. If Customer transfers the Supported Program to a hardware and/or software platform which is not supported by Siebel at the time of such transfer, Siebel shall continue to provide to Customer Updates which operate on a Supported Platform and Siebel shall have no further obligation to fix errors which occur when the Program is run on any platform other than the Supported Platform. Notwithstanding the foregoing, Customer shall remain obligated to pay for Maintenance Services ordered by Customer prior to such transfer.

3. SUPPORT

3.1 Customer shall establish and maintain the organization and processes to provide "First Line Support" for the Supported Programs directly to Users. First Line Support shall include but not be limited to (a) a direct response to Users with respect to inquiries concerning the performance, functionality or operation of the Supported Programs, (b) a direct response to Users with respect to problems or performance deficiencies with the Supported Programs, (c) a diagnosis of problems or performance deficiencies of the Supported Programs, and
(d) a resolution of problems or performance deficiencies of the Supported Programs.

3.2 If after reasonable commercial efforts Customer is unable to diagnose or resolve problems or performance deficiencies of the Supported Programs, Customer shall contact Siebel for "Second Line Support" and Siebel shall provide support for the Supported Programs in accordance with Siebel's then current policies and procedures for Second Line Support. Customer shall use commercially reasonable efforts to provide Siebel with the necessary remote access (e.g. modem) to Customer's Supported Platform so that Siebel may provide remote diagnostic capability. Siebel does not assure performance of the maintenance services described herein if such remote access is not provided by Customer when requested by Siebel.

3.3 Siebel shall establish and maintain the organization and processes to provide Second Line Support for the Supported Programs to Customer. Second Line Support shall be provided to Customer only if, after reasonable commercial efforts, Customer is unable to diagnose and/or resolve problems or performance deficiencies of the Supported Programs. Second Line Support shall be provided to up to two designated Siebel trained representatives of Customer. Siebel shall not provide Second Line Support directly to Users.

3.4 Second Line Support shall include but not be limited to (i) a diagnosis of problems or performance deficiencies of the Supported Programs and (ii) a resolution of problems or performance deficiencies of the Supported Programs according to the terms set forth in Section 1 of this EXHIBIT B.

3.5 Second Line Support shall be provided primarily through the technical service, Siebel SupportWeb (generally accessible on a 24x7 basis excepting any downtime experienced due to periodic maintenance or network unavailability) and secondarily through email and telephone support as provided during Siebel Technical Support's normal business hours in North America, i.e., from 6:00 a.m. Pacific Time to 6:00 p.m. Pacific time on regular U.S business days, holidays excepted.

3.6. GOLD LEVEL MAINTENANCE SERVICES. In addition to the standard Maintenance Services provided to Customer as set forth herein, if Customer pays the applicable Gold Level Maintenance fees, Customer will receive the following Gold Level Support Services:

     24x7 SUPPORT. Gold Level telephone support is provided 24 hours a day, 7 days a week for Severity 1 and production usage Severity 2 issues. 24 x 7 service may include pager service during off peak hours. For all other issues, standard support is provided as described above.

     ADDITIONAL DESIGNATED CONTACTS. Gold Level Support customers may have up to a total of six (6) Siebel-trained designated contacts.

     ON-SITE TECHNICAL SERVICES. On-Site technical services are available for Severity 1 and production usage Severity 2 issues on a mutually agreed to, as needed basis.

     CORPORATE SPONSOR. All Gold Level Support customers receive a corporate sponsor from Siebel.

4. MAINTENANCE AND SUPPORT FEES

4.1 Annual fees for Maintenance Services as described herein shall be as set forth in the Order Form. In the event Customer acquires additional Program Licenses pursuant to this Agreement, maintenance fees will be payable on the same terms except, however, that the first installment shall be pro-rated for the balance of the annual period referenced above such that all subsequent fees for Maintenance Services shall be payable on the same anniversary date for all Program Licenses granted pursuant to this Agreement.

4.2 If Customer wishes to add a database management system that is a Supported Platform and operate both database management systems simultaneously, Customer may do so by providing Siebel fifteen (15) days prior written notice and paying any applicable fees.

4.3 Siebel may reinstate lapsed Maintenance Services in accordance with its then current policies upon payment by Customer of the applicable reinstatement fee.

5. EXCLUDED SERVICES

The following services are outside the scope of Siebel's Maintenance Services:

5.1 Service for Programs where Customer has used the Siebel Tools other than in accordance with the Documentation.

5.2 Service for Programs for which all related maintenance releases have not been implemented by Customer.

5.3 Service which becomes necessary due to: (i) failure of computer hardware or equipment or programs not covered by this schedule; or (ii) any cause or causes beyond the reasonable control of Siebel (e.g., floods, fires, loss of electricity or other utilities), negligence of Customer or any third party, operator error, improper use of hardware or software or attempted maintenance by unauthorized persons.

5.4 Services performed at the Customer's site unless the parties mutually agree otherwise.

6. OTHER TERMS

Except as stated in this Maintenance Services Policy, services shall be subject to the terms and conditions of the applicable Software License and Services Agreement between Siebel and Customer.


                                                                         Page 9